ARTICLES OF INCORPORATION

                               OF

      ELOC NEW YORK INTERMEDIATE TAX EXEMPT BOND FUND, INC.

                    _________________________



          FIRST: The undersigned, Stuart H. Coleman, whose address is Seven Hanover Square, New York, New York 10004, being at least eighteen years of age, hereby forms a corporation under the Maryland General Corporation Law.
          SECOND: The name of the corporation (hereinafter called the "corporation") is ELOC New York Intermediate Tax Exempt Bond Fund, Inc.
          THIRD: The corporation is formed for the following purpose or purposes:

               (a)  to conduct, operate and carry on the
     business of an investment company;

               (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

               (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

               (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;

               (e)  to conduct its business, promote its
     purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

               (f)  to do all and everything necessary,
     suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.


          FOURTH: The post office address of the principal office of the corporation within the State of Maryland, and of the resident agent of the corporation within the State of Maryland, is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21201. The resident agent of the corporation is The Corporation Trust Incorporated.
          FIFTH:    (1)  The total number of shares of stock
which the corporation has authority to issue is One Hundred Million (100,000,000), all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

                    (2)  The aggregate par value of all the
authorized shares of stock is One Million ($1,000,000) dollars.

                    (3)  The Board of Directors of the
corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue, the shares of stock of the corporation.

                    (4)  The Board of Directors of the
corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

                    (5)  Notwithstanding any provisions of the
Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

                    (6)  The presence in person or by proxy of
the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

                    (7)  The corporation may issue shares of its
stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

                    (8)  No holder of any shares of any class of
the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
          SIXTH:    (1)  The number of directors of the
corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is three. The number of directors shall never be less than the number prescribed by the Maryland General Corporation Law.

                    (2)  The names of the persons who shall act
as directors of the corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                         Mark N. Jacobs
                         Rodger A. Lawson
                         Steven F. Newman

                    (3)  The initial by-laws of the corporation
shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be.

Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

                    (4)  Any determination made in good faith
and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the number of shares of the corporation outstanding; the estimated expense to the corporation in connection with purchases or redemptions of its shares; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.
          SEVENTH: (1) To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, the corporation shall indemnify its currently acting and its former directors, officers, and employees and those persons who, at the request of the corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    (2)  Anything herein contained to the
contrary notwithstanding, no officer or director of the corporation shall be indemnified for any liability to the corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
          EIGHTH: Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of stock of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

               (a) Certificates (if issued) for shares of stock shall be surrendered for redemption in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose and there shall be presented a written request that the corporation redeem all or any part of the shares represented thereby.

               (b) The redemption price per share shall be the net asset value per share when next determined by the corporation at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Board of Directors of the corporation.

               (c)  Net asset value shall be determined by
     dividing:

                    (i)  The total value of the assets of the
     corporation determined as provided in Subsection (d) below less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise, and the price of stock redeemed but not paid for) but excluding the corporation's liability upon its shares and its surplus, by

                    (ii) The total number of shares of the
     corporation outstanding.

               The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

               (d) In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

               (e)  Payment of the redemption price by the
     corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made, and, except as postponement of the date of payment may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.

               The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares redeemed a liquidating charge not in excess of one per cent (1%) of the redemption price of the shares so redeemed, and the Board of Directors may alter or suspend any such liquidating charge from time to time.

               (f) The right of any holder of shares of stock redeemed by the corporation as provided in this Article EIGHTH to receive dividends or distributions thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the corporation in accordance with the provisions hereof, and (ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

               (g)  Redemption of shares of stock by the
     corporation is conditional upon the corporation having funds or property legally available therefor.

               (h) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less a charge not to exceed one per cent (1%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

               (i) The corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in such resolution and in subsections (b) through (g) and subsection (j) of this Article EIGHTH, of shares of stock owned by stockholders whose shares have an aggregate net asset value of five hundred dollars or less. Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

               (j) The obligations set forth in this Article EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.
          NINTH: All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.
          TENTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.
          ELEVENTH: The corporation recognizes that directors, officers and employees of ELOC Corporation may from time to time serve as directors, officers and employees of other corporations (including other investment companies) and that such other corporations may include the name "ELOC" as part of their name, and that ELOC Corporation or its affiliates may enter into investment advisory or other agreements with such other corporations. If ELOC Corporation ceases to act as this corporation's investment adviser, this corporation will take, at ELOC Corporation's request, all necessary action to change its name to a name not including "ELOC" in any form or combination of words.
          IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated:  July 16, 1984


                               /s/ Stuart H. Coleman
                              Stuart H. Coleman, Incorporator